Exhibit 10.1
WARNING: IT IS RECOMMENDED THAT THE WITHIN SHOULD NOT BE
COMPLETED WITHOUT PRIOR LEGAL ADVICE
Law Society of Ireland
GENERAL CONDITIONS OF SALE
2001 (REVISED) EDITION
PARTICULARS
and
CONDITIONS OF SALE
of
PROPERTY AT ABBEY ROAD, DUN LAOGHAIRE, CO. DUBLIN
SALE BY AUCTION
to be held at Lisney, 24 St. Stephen’s Green, Dublin 2
on the 30 day of September 2005
at 3.00 o’clock
Vendor: European Electronic Test Centre
Vendor’s Agents: Lisney
Address: 24 St. Stephen’s Green, Dublin 2
Vendor’s Solicitor: A & L Goodbody
Address: International Financial Services Centre, North Wall Quay, Dublin 1
Reference: FBH 01-335491
Law Society General Conditions of Sale
2001 (Revised) Edition
0 Law Society of Ireland

MEMORANDUM OF AGREEMENT made this 30 day of September 2005
BETWEEN
EUROPEAN ELECTRONIC TEST CENTRE
having its registered office at PO Box 271, Grand Cayman Islands, British West Indies

PPS Number(s)

(VENDOR)
AND
Dekmot Haughey (In trust for Dorville Homes Ltd)

of

PPS Number(s)

(PURCHASER)
whereby it is agreed that the Vendor shall sell and the Purchaser shall purchase in accordance with the annexed Special and General Conditions of Sale the property described in the within Particulars at the Purchase Price mentioned below

Purchase Price: €8,850,000	Closing Date: 27 October 2005

less deposit: €885,000	Interest rate: 10% per cent per annum

Balance: €7,965,000

SIGNED	SIGNED

:/s/ Lynn Wong

(Vendor)	(Purchaser)

Witness :/s/ Fiona Hickey	Witness :/s/ Peter Browne
Occupation: Solicitor	Occupation:
Address: Dublin	Address: 211 St.

PARTICULARS AND TENURE
ALL THAT AND THOSE part of the hereditaments and promises demised by Lease dated 21 February 1949 (the Lease) made between Clara Espinasse of the first part, Arthur James Beatty of the second part, Anthony Boyland and Patrick Boyland of the third part being the property comprised in and demised by a Deed of Assignment dated 16 November 1960 and made between the said Christopher G. Cooney Limited of the first part, The Governor and Company of the Bank of Ireland of the second part and Warner-Lambert Ireland Limited of the third part and thereon edged red. HELD for the term of 200 years from the 29 day of September 1948 subject to the yearly rent of €115.00 (but indemnified against the payment of the entire thereof) and subject to the covenants and conditions therein contained on the Lessee’s part to be observed and performed insofar as same may affect the Subject Property.
SUBJECT TO AND WITH THE BENEFIT OF:-
(1)	Lease dated 12 March 1962 between Warner-Lambert (Ireland) Limited and The Electricity Supply Board for the term of 100 years from 12 March 1962 for the yearly rent of 1 shilling.

(2)	Lease dated 27 June 2003 (the Occupational Lease) and made between the Vendor of the one part and Abbey Healthcare Limited of the other part in respect that part of the Subject Property therein described for a term of 4 years and 9 months from 1 April 2003 expiring on 31 December 2007 for the annual rent of €66,000.

DOCUMENTS SCHEDULE
A.	TITLE

1	Certified copy Lease dated 21 February 1949 and made between Clara Espinasse of the first part, Arthur James Beatty of the second part and Anthony Boyland and Patrick Boyland of the third part.

2.	Original Assignment dated 16 November 1960 made between Christopher G. Cooney Limited of the first part, The Governor and Company of Ireland of the second part and Warner-Lambert (Ireland) Limited of the third part.

3.	Original Deed of Assignment dated 9 May 1985 made between Warner-Lambert Ireland Limited of the one part and the Vendor of the other part.

4.	Original Declaration dated 1 April 1985 of Denis Bergin confirming compliance with covenants contained in the Lease and the Supplemental Indentures dated 7 May 1954 and 23 September 1960.

5.	Original counterpart Lease dated 12 March 1962 made between Warner-Lambert (Ireland) Limited of the one part and The Electricity Supply Board of the other part.

6.	Original counterpart Deed of Covenant dated 17 November 1960 between Warner-Lambert (Ireland) Limited and The County Council of the County of Dublin of the other part.

7.	Certified copy counterpart Deed of Endorsement dated 23 September 1960 between Clara Espinasse and Christopher G. Cooney Limited in respect of Lease dated 21 February 1949.

8.	Counterpart Lease dated 27 June 2003 and made between the Vendor of the one part and Abbey Healthcare Limited of the other part.

B.	PLANNING

9.	Copy Notification of Grant of Permission Register Reference Number G498.

10.	Copy Notification of Decision to Grant Permission Register Reference Number K298.

11.	Copy Notification of Grant of Permission Register Reference Number M489.

12.	Copy Notification of Grant of Permission Register Reference Number M2368.

13.	Planning Permission Register Reference Number 2652.

14.	Planning Permission Register Reference Number R.A.1315.

15.	Copy Building Bye-Law Approval Notice BBL/771/77.

16.	Copy Building Bye-Law Approval Order Number BBL/617/68.

17.	Original Architect’s Certificate of Compliance of Paddy Dowling dated 5 December 1985.

18.	Certificate of Compliance dated 3 May 1985 of Christopher Kearon with Planning Permission renew boundary wall and railings and external loading dock.

19.	Copy Planning Search dated 22 June 2005.

C.	GENERAL

20.	Original Family Law Declaration of Denis Bergin dated 27 March 1985 for the benefit of the Vendor.

21.	Copy Section 45 Consent dated 23 March 1985.

22.	Copy Certificate of Incorporation and Memorandum and Articles of Association of the following:-
22.1.	Christopher G. Cooney Limited.

22.2.	Warner-Lambert Ireland Limited.

22.3.	European Electronic Test Centre.

SEARCHES SCHEDULE
Negative Search No. 1007/1985 together with Negative Search for all acts by Warner-Lambert Ireland Limited from 19 March 1985 to 4 March 1996 and against the Vendor from 9 May 1985 to the date of the Certificate to affect the lands of Kill-O’The-Grange in the Barony of Rathdown and County of Dublin and situate at Abbey Road, Dun Laoghaire in the County of Dublin.

SPECIAL CONDITIONS
1	Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions.

2.	The said General Conditions shall:
2.1.	apply to the sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions

2.2.	be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.
3.	Title
3.1.	The title to the Subject Property shall commence with the Lease dated 21 February 1949 and shall pass to Indenture of Assignment dated 16 November 1960 and shall be deduced therefrom. A certified copy only of the Lease shall be handed over on closing. Without prejudice all intermediary title and prior title documents in the Vendors possession shall be handed over on closing.

3.2.	By virtue of Supplemental Indentures dated 7 May 1954 and 23 September 1960 each made between Clara Espinasse of the one part and Christopher G. Cooney Limited of the other part the Lease was varied in that the said Supplemental Indentures permitted (inter alia) the erection of a factory on the Subject Property and the user thereof for traders, manufacturers or businesses. The Purchaser will be furnished with a certified copy of the Deed of Endorsement dated 23 September 1960 and will accept same as evidence of the Lessor’s consent for the construction of the buildings on the Subject Property and that all conditions to which such consents may be subject have been complied with. The Vendor does not have in its possession a copy of the Supplemental Deed dated 7 May 1954 and the Purchaser shall not call for the Vendor to produce the said Deed and the Purchaser shall raise no objection, requisition or enquiry in this regard.

3.3.	The Subject Property is being sold subject to and with the benefit of Indenture of Sub-Lease dated 12 March 1962 and made between Warner-Lambert (Ireland) Limited of the one part and The Electricity Supply Board of the other part for the term of 100 years from 12 March 1962 subject to yearly rent of one shilling (if demanded). The consent of the party entitled to the Lessors’ interest under the 1949 Lease, to the grant to the 99 year Lease to the ESB is endorsed on the said Lease. Nothing further will be provided. The Vendor has never demanded from the ESB the rent payable under the Sub-Lease from the date the Vendor acquired the Property. No objection, requisition or enquiry shall be raised in this regard. The Vendor will notify the ESB of the change in ownership following the sale.

3.4.	The Property is being sold subject to the restrictive covenant contained in the Deed dated 17 November 1960 and made between Warner-Lambert (Ireland) Limited of the one part and Dublin County Council of the other part in relation to the use of the Subject Property. In this regard the Purchaser is referred to Declaration of Denis Bergin (Director of Warner-Lambert Ireland Limited) dated 1 April 1985 (paragraph 5) in which he confirms to the best of his knowledge, information and belief that the covenants and conditions contained in this Deed have been complied with and that no notices have been served on Warner-Lambert (Ireland) Limited by the County Council. On closing the Purchaser will be furnished with a similar declaration from an officer of the Vendor confirming that insofar as they are aware the covenants and conditions contained in the Deed dated 17 November 1960 have been complied with since the Vendor acquired the Subject Property and that no notices have been served on the Vendor by the said County Council or on their behalf or by any other party. Nothing further shall be provided and no objection, requisition or enquiry shall be raised in this regard.

3.5.	The Purchaser is referred to the Declaration of Denis Bergin (Director of Warner-Lambert (Ireland) Limited) dated 1 April 1985 (paragraph 4) as evidence of compliance of the obligations of the Lessee contained in the Lease and the Supplemental Agreements and as evidence that there has been no material change of use of the Subject Property by Warner-Lambert (Ireland) Limited since it acquired the Property in 1960. On closing an officer of the Vendor will provide a Declaration confirming that to the best of their knowledge, information and belief there have been no breaches of the said covenants and that no notices have been served in respect of the Subject Property comprised in and demised by the Lease and that there has been no material change of use of the Subject Property by the Vendor since it acquired the Subject Property in 1985.

3.6.	The Vendor has made no steps to acquire the freehold interest in the Property. It will be matter for the Purchaser to make any enquiries in relation to the acquisition of the freehold of the Subject Property and no objection, requisition or enquiry shall be raised in this regard.

3.7.	To the extent that the Vendor’s interest in the Subject Property is subject to any mortgage or charge on completion, the Purchaser shall not require a release and discharge of the relevant mortgage or charge on the completion of the Sale but shall accept the Vendors Solicitors’ undertaking to discharge out of the proceeds of sale all sums required to satisfy the relevant mortgage or charge and to furnish a release and/or discharge in respect thereof (or alternatively the relevant mortgage with a vacate endorsed) as soon as practicable following completion of the Sale.
4.	Occupational Lease
4.1.	The Purchaser is referred to the Occupational Lease at document number 8 of the Documents Schedule hereto in which part of the Subject Property is let to the Occupational Tenant for a term of 4 years and 9 months from 1 April 2003 to 31 December 2007 and subject to the annual rent of €66,000 (inclusive of insurance).

4.2.	The Purchaser shall assume and the Vendor shall not be obliged to prove compliance by the Occupational Tenant of the Subject Property with any covenants on the their part contained in the Occupational Lease.

4.3.	The rent for the quarter in which the closing date falls shall be apportioned from the date of closing to the end of that quarter in respect of the rent actually received. In the event that the Occupational Tenant shall not have discharged the rent in respect of the period up to the date of actual closing the Vendor shall be entitled to collect from the Occupational Tenant outstanding arrears of rent due under the Occupational Lease in respect of the period up to the date of completion and if necessary to issue proceedings against the Occupational Tenant (but not proceedings for bankruptcy, winding up, dissolution or ejectment).

4.4.	The Purchaser shall not call for evidence of payment of rates by the Occupational Tenant in relation to that part of the Subject Property let to the Occupational Tenant or for evidence of payment of water charges, refuse charges and similar outgoings and accepts that the same is the liability of the Occupational Tenant as occupier thereof. The Purchaser shall be deemed to satisfy itself in that regard prior to the execution hereof and shall raise no objection, requisition or enquiry in relation thereto. No apportionment shall be required on completion in respect of such outgoings in respect of that portion of the Subject Property. The Vendor will apportion commercial rates only in respect of the part of the Subject Property occupied by the Vendor.
5.	Planning
5.1.	The Purchaser shall carry out its own inspection and survey of the Subject Property and will satisfy itself regarding the extent to which the Subject Property (which, for the avoidance of doubt includes all buildings and structures thereon and any work carried out thereon) and use thereof complies with the provisions of the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Act 2000, the Local Government (Sanitary Services) Acts 1878 to 1964, the Building Control Act 1990, the Safety, Health and Welfare at Work Act 1989, the Fire Services Act 1981 (hereinafter collectively referred to as the Planning Acts) and any enactments or re-enactment thereof and all regulations made from time to time thereunder effect the Subject Property or the use thereof.

5.2.	The Purchaser is furnished with the Planning Permissions, the Building Bye Law Approval Notice and the Certificate of Compliances referred to at 9 to 18 of the Document Schedule and copy planning search at number 19 of the Document Schedule. The Vendor refers to Permission D00A/0530 listed on the planning search and confirms that no works were carried out on foot of this Permission. The Vendor does not have a copy of Permission D00A/0530 and the Purchaser shall not call for a copy of same. No further permissions, approvals, certificates, opinions or correspondence shall be furnished or required in relation to the Subject Property and General Condition 36 is hereby varied.

6.	Identity

The Purchaser shall be deemed to have satisfied itself in relation to all matters pertaining to the identity of the Subject Property and the boundaries thereof prior to the execution hereof and shall raise no objection, requisition or enquiry in this regard. General Condition 14 is hereby deleted.

7.	Completion

The sale shall be completed and the balance of the purchase money paid by the Purchaser on or before the closing date in sufficient time to enable the Vendor to receive full value for the balance of the purchase price on the date of actual completion. The provisions of General Condition 24 (a) of the 2001 Contract are hereby varied accordingly.

8.	Insurance

The Vendor shall on the date of closing cancel its insurance in respect of the Subject Property. The Purchaser shall effect its own insurance as and from the date of completion of the sale.

9.	Vacant Possession

The sale of the Subject Property is subject to the Occupational Lease and accordingly vacant possession of that portion of the Subject Property let to the Occupational Tenant shall not be delivered on completion.

10.	Roads and Services

The Purchaser shall be deemed to have satisfied itself prior to the execution hereof that the Subject Property is adequately serviced and has the benefit of all easements, rights and privileges required for the proper use and enjoyment of same and the extent to which the roads, laneways and services to and abutting the Subject Property have been taken in charge by the Local Authority and shall raise no objection, requisition or enquiry in this regard.

11.	Non-Title Information

The non-title information has not been completed as the Property comprises a commercial property.

12.	No Turn

The Purchaser shall not (without the prior consent of the Vendor) assign, novate, sub-sell or otherwise dispose of its interest in respect of the Subject Property under this Contract.

13.	Entire Agreement

This Contract comprises the entire of the Agreement between the Vendor and the Purchaser. Any statements, representations, warranties or otherwise whatsoever made by the Vendor, its agents or employees during the course of negotiations leading up to the closing date which are not herein contained and set forth are hereby treated as having been withdrawn and will have no force or effect at law whatsoever.

NON-TITLE INFORMATION

Query	Reply	(Please tick and / or Insert
comments as appropriate)

1 SERVICES	YES	NO	COMMENT
1.1. How is the Subject Property serviced as to:
1.1.1. drainage;
1.1.2. Water supply,
1.1.3. electricity;
1.1.4. gas; and
1.1.5. otherwise.

1.2. Have the services (including roads, lanes, footpaths, sewers and drains) abutting or servicing the Subject Property been taken over by the Local Authority?
Will a letter from the Local Authority or a solicitor’s certificate to vouch the position be furnished on or before closing?
If services are not in charge, are there appropriate easements and indemnities in existence?

1.3. Is the Subject Property serviced by:
1.3.1. septic tank; or,
1.3.2. private drainage scheme.

1.4. Is the Subject Property serviced for television and K so, is it by;
1.4.1. Cable T.V.;
1.4.2. Satellite Dish;
1.4.3. MMDF;
1.4.4. TV aerial owned by Vendor; or
1.4.5. TV aerial owned by another.
If 1.4.2 or 1.4.4 applies, will it be included in the Purchase Price?

1.5. Is there a telephone line to be supplied with the Subject Property?.

1.6. Is there an ISDN line to be supplied with the Subject Property’?

2.1. Are there any contents included in the Purchase Price?
If so, give Vendors estimate of value.	€

2.2. Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage?
If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.

3. OUTGOINGS

3.1. What is the Rateable Valuation of:
3.1.1. Lands;	€
3.1.2. Buildings.	€

3.2. Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.

2.	CONTENTS Yes No Comment

i.	Are there any contents included in the Purchase Price.

If so, give Vendor’s estimate of value.

ii.	Are there any fixtures, fittings or chattels included in this Sale which are the subject of any Lease, Rent, Hire Purchase Agreement or Chattel Mortgage.

If so, furnish now the Agreement and on closing proof of payment to date or discharge thereof.

3.	OUTGOINGS

i.	What is the Rateable Valuation of:
(a)	Lands;

(b)	Buildings.
ii.	Give particulars of any other periodic or annual charge which affects the Subject Property or any part of it.

NOTE:	These General Conditions are not to be altered or deleted other than by way of Special Condition. A Special Condition altering or deleting a General Condition should give the reason for such variation, unless manifestly evident. Special Conditions should be utilised in instances where it is required to adopt Recommendations or Advices of the Law Society or of any Committee associated with it, where such Recommendations or Advices are at variance with provisions expressed in the General Conditions.
GENERAL CONDITIONS OF SALE
DEFINMONS
In these General Conditions:
“Conditions” means the attached Special Conditions and these General Conditions
“Documents Schedule”, “Searches Schedule” and “Special Conditions” mean respectively the attached Documents Schedule, Searches Schedule and Special Conditions.
“Memorandum” means the Memorandum of Agreement on Page 1 hereof
“Particulars” means the Particulars and Tenure on Page 2 hereof and any extension of the same
“Purchaser” means the party identified as such in the Memorandum
“Sale” means the transaction evidenced by the Memorandum, the Particulars and the Conditions
“Subject Property” means the property or interest in property which is the subject of the Sale
“Vendor” means the party identified as such in the Memorandum.
2.	In the Conditions save where the context otherwise requires or implies:
“Apportionment Date” means either (a) the later of (i) the Closing Date (as defined hereunder) and (ii) such subsequent date from which delay in completing the Sale shall cease to be attributable to default on the part of the Vendor or (b) in the event of the Vendor exercising the right referred to in Condition 25 (a)(ii) hereunder, the date of actual completion of the Sale or (c) such other date as may be agreed by the Vendor and the Purchaser to be the Apportionment Date for the purpose of this definition
“Assurance” means the document or documents whereby the Sale is to be carried into effect
“Closing Date” means the date specified as such in the Memorandum, or, if no date is specified, the first Working Day after the expiration of five weeks computed from the Date of Sale
“Competent Authority” includes the State, any Minister thereof, Government Department, State Authority, Local Authority, Planning Authority, Sanitary Authority, Building Control Authority, Fire Authority, Statutory Undertaker or any Department, Body or person by statutory provision or order for the time being in force authorised directly or indirectly to control, regulate, modify or restrict the development, use or servicing of land or buildings, or empowered to acquire land by compulsory process
“Date of Sale” means the date of the auction when the Sale shall have been by auction, and otherwise means the date upon which the contract for the Sale shall have become binding on the Vendor and the Purchaser

“Development” has the meaning ascribed to it by the Local Government (Planning and Development Act) 1963 or by the Planning and Development Act, 2000 which ever meaning shall be applicable to the circumstances
“Lease” includes (a) a fee farm grant and every contract (whether or not in writing or howsoever effected, derived or evidenced) whereby the relationship of Landlord and Tenant is or is intended to be created and whether for any freehold or leasehold estate or interest and (b) licences and agreements relating to the occupation and use of land, cognate words being construed accordingly
“Non-Title Information Sheet” means the Non-Title Information sheet attached hereto
“Planning Legislation” means the Local Government (Planning and Development) Acts 1963 to 1999, the Planning and Development Act, 2000, Building Bye Laws, the Building Control Act 1990, and all regulations made under those Acts
“Purchased Chattels” means such chattels, fittings, tenant’s fixtures and other items as are included in the Sale
“Purchase Price” means the Purchase Price specified in the Memorandum PROVIDED HOWEVER that, if the Sale provides for additional moneys to be paid by the Purchaser for goodwill, crops or Purchased Chattels, the expression “Purchase Price” shall be extended to include such additional moneys
“Requisitions” include Requisitions on the title or titles as such of the Subject Property and with regard to rents, outgoings, rights, covenants, conditions, liabilities (actual or potential), planning and kindred matters and taxation issues material to such property
“Stipulated Interest Rate” means the interest rate specified in the Memorandum, or, if no rate is so specified, such rate as shall equate to 4 per centum per annurn above the Court Rate obtaining pursuant to Section 22, Courts Act, 1981 and ruling at the date from which interest is to run
“Working Day” does not include any Saturday or Sunday or any Bank or Public Holiday or any of the seven days immediately succeeding Christmas Day.
INTERPRETATION
3.	In the Conditions save where the context otherwise requires or implies:
Words importing the masculine gender only include the feminine, neuter and common genders, and words importing the singular number only include the plural number and vice versa
The words “Vendor” and “Purchaser” respectively include (where appropriate) parties deriving title under them or either of them and shall apply to any one or more of several Vendors and Purchasers as the case may be and so that the stipulations in the Conditions contained shall be capable of being enforced on a joint and several basis
Any condition (or, as the case may be, any part of any condition) herein contained, not going to the root of the Contract, which shall be or become void, illegal or invalid or shall contravene any legislation for the time being in force, shall, while the same shall continue to be void, illegal, invalid, or so in contravention be deemed to have been severed and omitted from the Conditions PROVIDED HOWEVER that neither its inclusion in the first instance nor its deemed severance and omission as aforesaid shall prejudice the enforceability of the

Conditions nor affect or curtail the other stipulations and provisions herein set forth
Unless the contrary appears, any reference hereunder:
(a)	to a particular Condition shall be to such of these General Conditions of Sale as is identified by said reference

(b)	to a Statute or Regulation or a combination of Statutes or Regulations shall include any extension, amendment, modification or re-enactment thereof, and any Rule, Regulation, Order or Instrument made thereunder, and for the time being in force
Headings and marginal notes inserted in the Conditions shall not affect the construction thereof nor shall the same have any contractual significance.
AUCTION
4.	Where the Sale is by auction, the following provisions shall apply:
(a)	the Vendor may divide the property set forth in the Particulars into lots and sub-divide, consolidate or alter the order of sale of any lots

(b)	there shall be a reserve price for the Subject Property whether the same shall comprise the whole or any part of the property set forth in the Particulars and the Auctioneer may refuse to accept any bid. If any dispute shall arise as to any bidding the Auctioneer shall (at his option) either determine the dispute or again put up the property in question at the last undisputed bid. No person shall advance at a bidding a sum less than that fixed by the Auctioneer, and no accepted bid shall be retracted. Subject to the foregoing, the highest accepted bidder shall be the Purchaser

(c)	the Vendor may:
(i) bid himself, or by an agent, up to the reserve price
(ii) withdraw the whole of the property set forth in the Particulars or, where such property has been divided into lots, withdraw any one or more of such lots at any time before the same has been sold without disclosing the reserve price
(d)	the Purchaser shall forthwith pay to the Vendor’s Solicitor as stakeholder a deposit of ten per centum (10%) of the Purchase Price in part payment thereof, and shall execute an agreement in the form of the Memorandum to complete the purchase of the Subject Property in accordance with the Conditions.
PRIVATE TREATY SALE
5.	Where the sale is by private treaty, the following provisions shall apply:

(a)	the Purchaser shall, on or before the Date of Sale, pay to the Vendor’s Solicitor a deposit of the amount stated in the Memorandum in part payment of the Purchase Price, which deposit is, with effect on and from the Date of Sale, to be held by the said Solicitor as stakeholder

(b)	if notwithstanding Condition 5(a) a part of such deposit has been or is paid to any other person appointed or nominated by the Vendor, that other person, with effect as from the Date of Sale, shall be deemed to receive or to have received said part as stakeholder

(c)	any moneys paid by way of deposit by or on behalf of the Purchaser prior to the Date of Sale to the Vendor’s Solicitor or to any such other person as aforesaid shall, up to the Date of Sale, be held by the recipient thereof as trustee for the Purchaser.
THE FOLLOWING CONDITIONS APPLY WHETHER THE SALE IS BY
AUCTION OR BY PRIVATE TREATY
PURCHASER QN NOTICE OF CERTAIN DOCUMENTS
6.	The documents specified in the Documents Schedule or copies thereof have been available for inspection by the Purchaser or his Solicitor prior to the Date of Sale. If all or any of the Subject Property is stated in the Particulars or in the Special Conditions to be held under a lease or to be subject to any covenants, conditions, rights, liabilities or restrictions, and the lease or other document containing the same is specified in the Documents Schedule, the Purchaser, whether availing of such opportunity of inspection or not, shall be deemed to have purchased with full knowledge of the contents thereof, notwithstanding any partial statement of such contents in the Particulars or in the Conditions.
DELIVERY OF TITLE
7.	Within seven Working Days from the Date of Sale, the Vendor shall deliver or send by post to the Purchaser or his Solicitor copies of the documents necessary to vouch the title to be shown in accordance with the Conditions.
TITLE
8.	(a) The Title to be shown to the Subject Property shall be such as is set forth in the Special Conditions
(b)	Where the title to be shown to the whole or any part of the Subject Property is based on possession, the Vendor shall, in addition to vouching that title and dealing with such further matters as are required of him by the Conditions, furnish to the Purchaser on or before completion of the Sale a certificate from the Revenue Commissioners to the effect (i) that the Subject Property or (as the case may be) such part of the same as aforesaid is not charged with any of the taxes covered by the provisions of Section 146, Finance Act, 1994 as amended by Section 128 Finance Act, 1996 or (ii) that the Revenue Commissioners are satisfied that any such charge will be discharged within a time considered by them to be reasonable

(c)	Save as stipulated in the Special Conditions the Vendor shall, prior to or at the completion of the Sale, discharge all mortgages and charges for the payment of money (other than items apportionable under Condition 27(b)) which affect the Subject Property.
FOREIGN VENDOR
9.	Where the Vendor is a company, corporation, association or other similar entity incorporated, formed or established outside the State, the Vendor shall disclose this fact in the Special Conditions.
LEASEHOLD TITLE
10.	(a) Where any of the Subject Property is held under a lease, the Purchaser shall not call for or investigate the title of the grantor or lessor to make the same, but shall conclusively assume that it was well and validly made, and is a valid and subsisting lease.

(b)	Where any of the Subject Property is stated to be held under a lease or an agreement therefor then:
(i)	no Objection or Requisition shall be made or indemnity required on account of such lease or agreement being (if such is the case) a sublease or agreement therefor, or on account of any superior lease comprising other property apart from the Subject Property or reserving a larger rent, or on the ground of any superior owner not having concurred in any apportionment or exclusive charge of rent

(ii)	no Objection or Requisition shall be made by reason of any discrepancy between the covenants, conditions and provisions contained in any sublease and those in any superior lease, unless such as could give rise to forfeiture or a right of re-entry

(iii)	the production of the receipt for the last gale of rent reserved by the lease or agreement therefor, under which the whole or any part of the Subject Property is held, (without proof of the title or authority of the person giving such receipt) shall (unless the contrary appears) be accepted as conclusive evidence that all rent accrued due has been paid and all covenants and conditions in such lease or agreement and in every (if any) superior lease have been duly performed and observed or any breaches thereof (past or continuing) effectively waived or sanctioned up to the actual completion of the Sale, whether or not it shall appear that the lessor or reversioner was aware of such breaches. If the said rent (not being a rack rent) shall not have been paid in circumstances where the party entitled to receive the same is not known to the Vendor, or if the Subject Property is indemnified against payment of rent, the production of a Statutory Declaration so stating shall (unless the contrary appears) be accepted as such conclusive evidence, provided that the Declaration further indicates that no notices or rent demands have been served on or received by the Vendor under the lease or agreement on foot of which the Subject Property is held; that the Vendor has complied with all the covenants (other than those in respect of payment of rent) on the part of the lessee and the conditions contained in such lease or agreement, and that he is not aware of any breaches thereof either by himself or by any of his predecessors in title

(iv)	if any of the Subject Property is held under a lease or agreement for lease requiring consent to alienation, the Vendor shall apply for and endeavour to obtain such consent, and the Purchaser shall deal expeditiously and constructively with and shall satisfy all reasonable requirements of the lessor in relation to the application therefor, but the Vendor shall not be required to institute legal proceedings to enforce the issue of any such consent or otherwise as to the withholding of the same. If such consent shall have been refused or shall not have been procured and written evidence of the same furnished to the Purchaser on or before the Closing Date, or if any such consent is issued subject to a condition, which the Purchaser on reasonable grounds refuses to accept, either party may rescind the Sale by seven days prior notice to the other.
PRIOR TITLE

11.	(a)	The title to the Subject Property prior to the date of the instrument specified in the Special Conditions as the commencement of title, whether or not appearing by recital, inference or otherwise, shall not be required, objected to or investigated.

(b)	In the case of registered freehold or leasehold land registered under the Registration of Title Acts, 1891 to 1942 or the Registration of Title Act, 1964 the provisions of subparagraph (a) of this Condition shall apply without prejudice to Sections 52 and 115 of the last mentioned Act and shall not disentitle the Purchaser from investigating the possibility of there having been a voluntary disposition on the title within the period of twelve years immediately preceding the Date of Sale or a disposition falling within Section 121, Succession Act, 1965 as extended by Section 25 (5), Family Law Act, 1995 and the Vendor shall be required to deal with all points properly taken in or arising out of such investigation.
INTERMEDIATE TITLE
12.	Where in the Special Conditions it is provided that the title is to commence with a particular instrument and then to pass to a second instrument or to a specified event, the title intervening between the first instrument and the second instrument or the specified event, whether or not appearing by recital, inference or otherwise, shall not be required, objected to or investigated.
REGISTERED LAND
13.	Where all or any of the Subject Property consists of freehold or leasehold registered land registered under the Registration of Title Acts, 1891 to 1942 (“the Acts of 1891 to 1942”) or the Registration of Title Act, 1964 (“the Act of 1964”) then:
(a)	if the registration is subject to equities under the Acts of 1891 to 1942, the Purchaser shall not require the equities to be discharged, but the Vendor shall, with the copy documents to be delivered or sent in accordance with Condition 7, furnish sufficient evidence of title prior to first registration or otherwise to enable the Purchaser to procure their discharge

(b)	if the registration is with a possessory title under the Act of 1964 the Purchaser shall not require the Vendor to be registered with an absolute title, but the Vendor shall, with the copy documents to be delivered or sent in accordance with Condition 7, furnish sufficient evidence of the title prior to such registration or otherwise to enable the Purchaser to be registered with an absolute title

(c)	the Vendor shall, with the copy documents to be delivered or sent in accordance with Condition 7, furnish to the Purchaser a copy of the Land Registry Folio or Folios relating to the Subject Property written up-to-date (or as nearly as practicable up-to date), together with a copy of the relevant Land Registry map or file plan

(d)	the Vendor shall furnish a Statutory Declaration, by some person competent to make it, confirming that there are not in existence any burdens which under the Act of 1964 affect registered land without registration, save such (if any) as are specifically mentioned in the Particulars or the Special Conditions

(e)	if the Land Certificate has been issued to the Land Commission or if no such Certificate has been issued, the Purchaser shall not be entitled to require such Certificate to be produced, handed over on completion or issued

(f)	the Purchaser shall procure himself to be registered as owner of the Subject Property at his own expense

(g)	in the.event of the Subject Property being subject to a Land Purchase Annuity the Vendor shall, prior to completion, redeem the same or (as the case may be) such proportion thereof as may be allocated to the Subject Property

(h)	where the Subject Property is part only of the lands in a Folio, the Vendor shall (i) do everything within the reasonable power or procurement of the Vendor to satisfy within a reasonable time any Land Registry mapping queries arising on the registration of the Assurance to the Purchaser so far as it affects that land, and (ii) pay and discharge any outlay to the Land Registry which ought properly to be paid by the Vendor, including additional fees attributable to default on the part of the Vendor.
IDENTITY
14.	The Purchaser shall accept such evidence of identity as may be gathered from the descriptions in the documents of title plus (if circumstances require) a statutory declaration to be made by a competent person, at the Purchaser’s expense, that the Subject Property has been held and enjoyed for at least twelve years in accordance with the title shown. The Vendor shall be obliged to furnish such information as is in his possession relative to the identity and extent of the Subject Property, but shall not be required to define exact boundaries, fences, ditches, hedges or walls or to specify which (if any) of the same are of a party nature, nor shall the Vendor be required to identify parts of the Subject Property held under different titles.
RIGHTS — LIABILITIES — CONDITION OF SUBJECT PROPERTY
15.	The Vendor shall disclose before the Date of Sale, in the Particulars the Special Conditions or otherwise, all easements, rights, reservations, exceptions, privileges, covenants, restrictions, rents, taxes and other liabilities (not already known to the Purchaser or apparent from inspection) which are known by the Vendor to affect the Subject Property and are likely to affect it following completion of the Sale.

16.	Subject to Condition 15, the Purchaser shall be deemed to buy:
(a)	with full notice of the actual state and condition of the Subject Property and

(b)	subject to (i) all leases (if any) mentioned in the Particulars or in the Special Conditions and (ii) all easements, rights, reservations, exceptions, privileges, covenants, restrictions, rents, taxes, liabilities, outgoings and all incidents of tenure affecting the Subject Property.
REQUISITIONS
17.	The Purchaser shall, within fourteen Working Days after the later of (i) the Date of Sale or (ii) the delivery of the copy documents of title in accordance with Condition 7, send to the Vendor’s Solicitor a written statement of his Objections (if any) on the title and his Requisitions. Any Objection or Requisition not made within the time aforesaid and not going to the root of the title shall be deemed to have been waived. The Vendor’s Replies to any Objections or Requisitions shall be answered by the Purchaser in writing within seven Working Days after the delivery thereof and so on toties quoties, and, if not so answered, shall be considered to have been accepted as satisfactory. In all respects time shall be deemed to be of the essence of this Condition.

18.	If the Purchaser shall make and insist on any Objection or Requisition as to the title, the Assurance to him or any other matter relating or incidental to the Sale, which the Vendor shall, on the grounds of unreasonable delay or expense or other reasonable ground, be unable or unwilling to remove or comply with, the Vendor shall be at liberty (notwithstanding any intermediate negotiation or litigation or attempts to remove or comply with the same) by giving to the Purchaser or his Solicitor not less than five Working

Days notice to rescind the Sale. In that case, unless the Objection or Requisition in question shall in the meantime have been withdrawn, the Sale shall be rescinded at the expiration of such notice.
SEARCHES
19.	The Purchaser shall be furnished with the searches (if any) specified in the Searches Schedule and any searches already in the Vendor’s possession, which are relevant to the title or titles on offer. Any other searches required by the Purchaser must be obtained by him at his own expense. Where the Special Conditions provide that the title shall commence with a particular instrument and then pass to a second instrument or to a specified event, the Vendor shall not be obliged to explain and discharge any act which appears on a search covering the period between such particular instrument and the date of the second instrument or specified event, unless same goes to the root of the title. Subject as aforesaid the Vendor shall explain and discharge any acts appearing on Searches covering the period from the date stipulated or implied for the commencement of the title to the date of actual completion.
ASSURANCE

20.	(a)	On payment of all moneys payable by him in respect of the Sale, and subject to the provisions of Section 980, Taxes Consolidation Act, 1997, and (if relevant) to those contained in Section 107, Finance Act, 1993 (in relation to Residential Property Tax), the Purchaser shall be entitled to a proper Assurance of the Subject Property from the Vendor and all other (if any) necessary parties, such Assurance to be prepared by and at the expense of the Purchaser. The draft thereof shall be submitted to the Vendor’s Solicitor not less than seven Working Days, and the engrossment not less than four Working Days, before the Closing Date. The delivery of the said draft or engrossment shall not prejudice any outstanding Objection or Requisition validly made.
(b)	If the Stamp Duty (Particulars to be Delivered) Regulations, 1995 apply to the Sale, the Vendor shall, on or before handing over the Assurance, furnish to the Purchaser the Form referred to in such Regulations duly completed in accordance therewith.
VACANT POSSESSION
21.	Subject to any provision to the contrary in the Particulars or in the Conditions or implied by the nature of the transaction, the Purchaser shall be entitled to vacant possession of the Subject Property on completion of the Sale.
LEASES
22.	Where the Subject Property is sold subject to any lease, a copy of the same (or, if the provisions thereof have not been reduced to writing, such evidence of its nature and terms as the Vendor shall be able to supply) together with copies of any notices in the Vendor’s possession served by or on the lessee (and of continuing and material relevance) shall, prior to the Sale, be made available for inspection by the Purchaser or his Solicitor.

23.	Unless the Special Conditions provide to the contrary, the Purchaser shall be entitled to assume that, at the Date of Sale, the lessee named in any such Lease (as is referred to in Condition 22) is still the lessee; that there has been no variation in the terms and conditions of said Lease (other than such as may be evident from an inspection of the Subject Property or apparent from the Particulars or the documents furnished to the Purchaser prior to the Sale), and that the said terms and conditions (save those pertaining to the actual state and condition of the Subject Property) have been complied with.

COMPLETION AND INTEREST
24.	(a) The Sale shall be completed and the balance of the Purchase Price paid by the Purchaser on or before the Closing Date.
     (b) Completion shall take place at the Office of the Vendor’s Solicitor.
25.	(a) If by reason of any default on the part of the Purchaser, the purchase shall not have been completed on or before the later of (a) the Closing Date or (b) such subsequent date whereafter delay in completing shall not be attributable to default on the part of the Vendor
(i) the Purchaser shall pay interest to the Vendor on the balance of the Purchase Price remaining unpaid at the Stipulated Interest Rate for the period between the Closing Date (or as the case may be such subsequent date as aforesaid) and the date of actual completion of the Sale. Such interest shall accrue from day to day and shall be payable before and after any judgment and
(ii) the Vendor shall in addition to being entitled to receive such interest, have the right to take the rents and profits less the outgoings of the Subject Property up to the date of the actual completion of the Sale
(b) If the Vendor by reason of his default shall not be able, ready and willing to complete the Sale on the Closing Date he shall thereafter give to the Purchaser at least five Working Days prior notice of a date upon which he shall be so able ready and willing and the Purchaser shall not before the expiration of that notice be deemed to be in default for the purpose of this Condition provided that no such notice shall be required if the Vendor is prevented from being able and ready to complete or to give said notice by reason of the act or default of the Purchaser
(c) The Vendor shall not be entitled to delay completion solely because of a dispute between the parties with regard to liability for such interest or as to the amount of interest payable PROVIDED ALWAYS that such completion and the delivery of any Assurance on foot of these Conditions shall be had strictly without prejudice to the right of the Vendor to pursue his claim for interest.
26.	The submission of an Apportionment Account made up to a particular date or other corresponding step taken in anticipation of completing the Sale shall not per se preclude the Vendor from exercising his rights under the provisions of Condition 25 and in the event of such exercise the said Apportionment Account or the said other corresponding step shall (if appropriate) be deemed not to have been furnished or taken, and the Vendor shall be entitled to furnish a further Apportionment Account.
APPORTIONMENT AND POSSESSION
27.	(a) Subject to the stipulations contained in the Conditions, the Purchaser, on paying the Purchase Price shall be entitled to vacant possession of the Subject Property or (as the case may be) the rents and profits thereout with effect from the Apportionment Date
(b) All rents, profits, rates, outgoings and moneys (including rent, outgoings and money payable in advance but not including impositions derived from hypothecation) referable to the Subject Property shall for the purpose of this Condition, be apportioned (whether apportionable by law or not) on a day to day basis as at the Apportionment Date, up to which the liability for or the entitlement to the same shall (subject to apportionment as aforesaid to accord with the position obtaining as to moneys paid or due at such date) be for the account of the Vendor and thereafter for that of the Purchaser provided that if completion shall have been delayed through the default of the Vendor the Purchaser may opt for apportionment under this Condition as at the Closing Date or at the date at which the Purchaser (if also in default) shall have ceased to have been so in default whichever shall be the later

(c)	In the implementation of this Condition the Vendor shall be regarded as being the owner of the Subject Property until midnight on such date as is appropriate for apportionment purposes

(d)	The balance of the Purchase Price shall (where appropriate) be adjusted upwards or downwards to accommodate apportionments calculated pursuant to this Condition and the expression ‘balance of the Purchase Price” where used in the Conditions shall be construed accordingly

(e)	To the extent that same shall be unknown at the Apportionment Date (or shall not then be readily ascertainable) amounts to be apportioned hereunder, including any amount apportionable pursuant to Condition 27(f), shall be apportioned provisionally on a fair estimate thereof, and, upon ascertainment of the actual figures, a final apportionment shall be made, and the difference between it and the provisional apportionment shall be refunded by the Vendor or the Purchaser (as the case may be) to the other within ten Working Days of the liable party becoming aware of the amount of such difference

(f)	Excise and kindred duties payable in respect of the Subject Property or any licence attached thereto shall be apportioned on a day to day basis as at the Apportionment Date up to which the liability for the same shall be for the account of the Vendor and thereafter for that of the Purchaser and Condition 27 (c) shall apply for the purposes of such apportionment.
SECTION 45. LAND ACT 1965
28.	Where Section 45, Land Act, 1965 applies, the Purchaser shall, at his own expense, procure any such Certificate or Consent as may be necessary thereunder for the vesting of the Subject Property in him or his nominee and the Sale is not conditional upon such consent being obtained
COMPULSORY REGISTRATION

29.	(a)	If all or any of the Subject Property is unregistered land the registration of which was compulsory prior to the Date of Sale the Vendor shall be obliged to procure such registration prior to completion of the Sale
(b)	If all or any of the Subject Property is unregistered land, the registration of which shall become compulsory at or subsequent to the Date of Sale, the Vendor shall not be under any obligation to procure such registration but shall at or prior to such completion furnish to the Purchaser a Map of the Subject Property complying with the requirements of the Land Registry as then recognised and further the Vendor shall, if so requested within two years after completion of the Sale, by and at the expense of the Purchaser, supply any additional information, which he may reasonably be able to supply, and produce and furnish any documents in his possession that may be required to effect such registration.
SIGNING “IN TRUST” OR “AS AGENT”
30.	A Purchaser who signs the Memorandum “in Trust”, “as Trustee” or “ as Agent”, or with any similar qualification or description without therein specifying the identity of the principal or other party for whom he so signs, shall be personally liable to complete the Sale, and to fulfil all such further stipulations on the part of the Purchaser as are contained in the Conditions, unless and until he shall have disclosed to the Vendor the name of his principal or other such party.
FAILURE TO PAY DEPOSIT
31.	The failure by the Purchaser to pay in full the deposit hereinbefore specified as payable by him shall constitute a breach of condition entitling the Vendor to terminate the Sale or to sue the Purchaser for damages or both but such entitlement shall be without prejudice to any rights otherwise available to the Vendor.

32.	In case a cheque taken for the deposit (having been presented and whether or not it has been re-presented) shall not have been honoured, then and on that account the Vendor may (without prejudice to any rights.otherwise available to him) elect either
(a)	to treat the Contract evidenced by the Memorandum, the Particulars and the Conditions as having been discharged by breach thereof on the Purchaser’s part or

(b)	to enforce payment of the deposit as a deposit by suing on the cheque or otherwise.
DIFFERENCES — ERRORS

33.	(a)	In this Condition “error” includes any omission, non-disclosure, discrepancy, difference, inaccuracy, mis-statement or mis-representation made in the Memorandum, the Particulars or the Conditions or the Non-Title Information Sheet or in the course of any representation, response or negotiations leading to the Sale, and whether in respect of measurements, quantities, descriptions or otherwise
(b)	The Purchaser shall be entitled to be compensated by the Vendor for any loss suffered by the Purchaser in his bargain relative to the Sale as a result of an error made by or on behalf of the Vendor provided however that no compensation shall be payable for loss of trifling materiality unless attributable to recklessness or fraud on the part of the Vendor nor in respect of any matter of which the Purchaser shall be deemed to have had notice under Condition 16(a) nor in relation to any error in a location or similar plan furnished for identification only

(c)	Nothing in the Memorandum, the Particulars or the Conditions shall:
(i)	entitle the Vendor to require the Purchaser to accept property which differs substantially from the property agreed to be sold whether in quantity, quality, tenure or otherwise, if the Purchaser would be prejudiced materially by reason of any such difference or

(ii)	affect the right of the Purchaser to rescind or repudiate the Sale where compensation for a claim attributable to a material error made by or on behalf of the Vendor cannot be reasonably assessed
(d)	Save as aforesaid, no error shall annul the Sale or entitle the Vendor or the Purchaser (as the case may be) to be discharged therefrom.

DOCUMENTS OF TITLE RELATING TO OTHER PROPERTY

34.	(a)	Documents of title relating to other property as well as to the Subject Property shall be retained by the Vendor or other person entitled to the possession thereof
(b)	where the property is sold in lots, all documents of title relating to more than one lot shall be retained by the Vendor, until the completion of the Sales of all the lots comprised in such documents, and shall then (unless they also relate to any property retained by the Vendor) be handed over to such of the Purchasers as the Vendor shall consider best entitled thereto

(c)	the Vendor shall give to the Purchaser (and where the property is sold in lots, to the Purchaser of each lot) certified copies of all documents retained under this Condition and pertinent to the title to be furnished (other than documents of record, of which plain copies only will be given)

(d)	subject as hereinafter provided, the Vendor shall give the usual statutory acknowledgement of the right of production and undertaking for safe custody of all documents (other than documents of record) retained by him under this Condition and pertinent to the title to be furnished. Such acknowledgement and undertaking shall be prepared by and at the expense of the Purchaser

(e)	if the Vendor is retaining any unregistered land held wholly or partly under the same title as the Subject Property, the Assurance shall be engrossed in duplicate by and at the expense of the Purchaser, who shall deliver to the Vendor the Counterpart thereof, same having been stamped and registered and (if appropriate) executed by the Purchaser.
DISCLOSURE OF NOTICES
35.	Where prior to the Date of Sale
(a)	any closing, demolition or clearance order

or

(b)	any notice for compulsory acquisition or any other notice (other than such other notice, details of which are required to be entered on the Planning Register pursuant to the requirements of Planning Legislation)
made or issued by or at the behest of a Competent Authority in respect of the Subject Property and affecting the same at the Date of Sale has been notified or given to the Vendor (whether personally or by advertisement or posting on the Subject Property or in any other manner) or is otherwise known to the Vendor, or where the Subject Property is, at the Date of Sale, affected by any award or grant, which is or may be repayable by the Vendor’s successor in title, then if the Vendor fails to show
(i)	that, before the Date of Sale, the Purchaser received notice or was aware of the matter in question

or

(ii)	that the matter in question was apparent from inspection of the Development Plan or the current or published Draft Development Plan for the area within which the Subject Property is situate

or

(iii)	that same is no longer applicable or material

or
(iv)	that same does not prejudicially affect the value of the Subject Property
or
(v) that the subject thereof can and will be dealt with fully in the Apportionment Account the Purchaser may by notice given to the Vendor rescind the Sale.
DEVELOPMENT
36.
In cases where property is affected by all unauthorised development or a breach of Condition I Conditions I . it a Permission Approval amounting to a non-conforming development or where the Bye-Law Amnesty covered by Section 22M, Building Control Act, 1990 is relevant, it is recommended that same be dealt with expressly by Special Condition.
(a)	Unless the Special Conditions contain a stipulation to the contrary, the Vendor warrants:
(i)	that there has been no Development of the Subject Property since the 1st day of October, 1964, for which Planning Permission or Building Bye-Law Approval was required by law

or

(ii)	that all Planning Permissions and Building Bye-Law Approvals required by law for the Development of the Subject Property as at the Date of Sale were obtained (save in respect of matters of trifling materiality), and that, where implemented, the conditions thereof in relation to and specifically addressed to such Development were complied with substantially
PROVIDED HOWEVER that the foregoing warranty shall not extend to (and the Vendor shall not be required to establish) the obtaining of approvals under the Building Bye-Laws or compliance with such Bye-Laws in respect of Development or works carried out prior to the 13th day of December, 1989 (this proviso being here inafter in Condition 36 referred to as the “Proviso”)
(b) unless the Special Conditions contain a stipulation to the contrary, the Vendor warrants in all cases where the provisions of the Building Control Act, 1990 or of any Regulation from time to time thereunder apply to the design or Development of the
     Subject Property or any part of the same or any activities in connection therewith, that there has been substantial compliance with the said provisions in so far as they pertained to such design, Development or activities
(c) the warranties referred to in (a) and M of this Condition shall not extend to any breach of provisions contained in Planning Legislation, which breach has been remedied or is no longer continuing at the Date of Sale.
(d) the Vendor shall prior to the Date of Sale make available to the Purchaser for inspection or furnish to the Purchaser copies of:-
(i) all such Permissions and Approvals as are referred to in Condition 36 (a) other than in the Proviso
(ii) all Fire Safety Certificates and (if available) Commencement Notices issued under Regulations made pursuant to the Building Control Act, 1990, and referable to the Subject Property (such Permissions, Approvals and Certificates specified in this Condition 36(d) other than those specified in the Proviso being hereinafter in Condition 36 referred to as the “Consents”)
and

(iii)	(Save where Development is intended to be carried out between the Date of Sale and the date upon which the Sale shall be completed) the documents referred to in Condition 36 (e)
(e)	the Vendor shall, on or prior to completion of the Sale, furnish to the Purchaser
(i) written confirmation from the Local Authority of compliance with all conditions involving financial contributions or the furnishing of bonds in any such Consents PROVIDED HOWEVER that where the Development authorised by such Consents relates to a residential housing estate of which the Development of the Subject Property forms part and such Consents relate to the initial construction of a building on the Subject Property written confirmation from the Local Authority that the roads and services abutting on the Subject Property have been taken in charge by it shall be accepted as satisfactory evidence of compliance with such conditions, unless the said confirmation discloses a requirement for payment of outstanding moneys
(ii) a Certificate or Opinion by an Architect or an Engineer (or other professionally qualified person competent so to certify or opine) confirming that
-	such Consents relate to the Subject Property

-	(where applicable) the design of the buildings on the Subject Property is in substantial compliance with the Building Control Act, 1990 and the Regulations made thereunder

-	the Development of the Subject Property has been carried out in substantial compliance with such Consents and (where applicable)the requirements of the Building Control Act, 1990 and Regulations made thereunder

-	all conditions (other than financial conditions) of such Consents have been complied with substantially

and

-	in the event of the Subject Property forming part of a larger development, all conditions (other than financial conditions) of such Consents which relate to the overall development have been complied with substantially so far as was reasonably possible in the context of such development as at the date of such Certificate or Opinion
(f)	(i)where the Vendor has furnished Certificates or Opinions pursuant to Condition 36 (e), the Vendor shall have no liability on foot of the warranties expressed in Condition 36(a) or 36(b) or either of them in respect of any matter with regard to which such Certificate or Opinion is erroneous or inaccurate, unless the Vendor was aware at the Date of Sale that the same dontained any material error or inaccuracy
(ii) if, subsequent to the Date of Sale and prior to the completion thereof, it is established that any such Certificate or Opinion is erroneous or inaccurate,

then, if the Vendor fails to show
that before the Date of Sale the Purchaser was aware of the error or inaccuracy
or
that same is no longer relevant or material
or
that same does not prejudicially affect the value of the Subject Property the Purchaser may by notice given to the Vendor rescind the Sale.
RESCISSIQN
37.	Upon rescission of the Sale in accordance with any of the provisions herein or in the Special Conditions contained or otherwise:
(a)	the Purchaser shall be entitled to a return of his deposit (save where it shall lawfully have been forfeited) but without interest thereon

(b)	the Purchaser shall remit to the Vendor all documents in his possession belonging to the Vendor and the Purchaser shall at his expense (save where Special Conditions otherwise provide) procure the cancellation of any entry relating to the Sale in any register.
38.	If any such deposit as is to be returned pursuant to Condition 37 shall not have been returned to the Purchaser within five Working Days from the date upon which the Sale shall have been rescinded, the Purchaser shall be entitled to interest thereon at the Stipulated Interest Rate from the expiration of the said period of five Working Days to the date upon which the deposit shall have been so returned.

39.	The right to rescind shall not be lost by reason only of any intermediate negotiations or attempts to comply with or to remove the issue giving rise to the exercise of such right.
COMPLETION NOTICES
40.	Save where time is of the essence in respect of the Closing Date, the following provisions shall apply:
(a)	if the Sale be not completed on or before the Closing Date either party may on or after that date (unless the Sale shall first have been rescinded or become void) give to the other party notice to complete the Sale in accordance with this condition, but such notice shall be effective only if the party giving it shall then either be able, ready and willing to complete the Sale or is not so able, ready or willing by reason of the default or misconduct of the other party

(b)	upon service of such notice the party upon whom it shall have been served shall complete the Sale within a period of twenty-eight days after the date of such service (as defined in Condition 49 and excluding the date of service), and in respect of such period time shall be of the essence of the contract but without prejudice to any intermediate right of rescission by either party

(c)	the recipient of any such notice shall give to the party serving the same reasonable advice of his readiness to complete

(d)	if the Purchaser shall not comply with such a notice within the said period (or within any extension thereof which the Vendor may agree) he shall be deemed to have failed to comply with these Conditions in a material respect and the Vendor may enforce against the Purchaser, without further notice, such rights and remedies as may be available to the Vendor at law or in equity, or (without prejudice to such rights and remedies) may invoke and impose the provisions of Condition 41

(e)	if the Vendor does not comply with such a notice within the said period (or within any extension thereof which the Purchaser may agree), then the Purchaser may elect either to enforce against the Vendor, without further notice, such rights and remedies as may be available to the Purchaser at law or in equity or (without prejudice to any right of the Purchaser to damages) to give notice to the Vendor requiring a return to the Purchaser of all moneys paid by him, whether by way of deposit or otherwise, on account of the Purchase Price. Condition 38 shall apply to all moneys so to be returned, the period of five Working Days therein being computed from the date of the giving of such last mentioned notice. If the Purchaser gives such a notice and all the said moneys and interest (if any) are remitted to him, the Purchaser shall no longer be entitled to specific performance of the Sale, and shall return forthwith all documents in his possession belonging to the Vendor, and (at the Vendor’s expense) procure the cancellation of any entry relating to the Sale in any register

(f)	the party serving a notice under this Condition may, at the request of or with the consent of the other party, by written communication to the other party extend the term of such notice for one or more specified periods of time, and, in that case, the term of the notice shall be deemed to expire on the last day of such extended period or periods, and the notice shall operate as though such extended period or periods had been specified in this Condition in lieu of the said period of twenty-eight days, and time shall be of the essence in relation to such extended period

(g)	the Vendor shall not be deemed to be other than able, ready and willing to complete for the purposes of this Condition:
(i) by reason of the fact that the Subject Property has been mortgaged or charged, provided that the funds (including the deposit) receivable on completion shall (after allowing for all prior claims thereon) be sufficient to discharge the aggregate of all amounts payable in satisfaction of such mortgages and charges to the extent that they relate to the Subject Property
or
(ii) by reason of being unable, not ready or unwilling at the date of service of such notice to deliver vacant possession of the Subject Property provided that (where it is a term of the Sale that vacant possession thereof be given) the Vendor is, upon being given reasonable advice of the other party’s intention to close the Sale on a date within the said period of twenty-eight days or any extension thereof pursuant to Condition 40 (0, able, ready and willing to deliver vacant possession of the Subject Property on that date.
FORFEITURE OF DEPOSIT AND RESALE
41.	(a) If the Purchaser shall fail in any material respect to comply with any of the Conditions, the Vendor (without prejudice to any rights or remedies available to him at law or in equity) shall be entitled to forfeit the deposit and to such purpose unilaterally to direct his Solicitor to release same to him AND the Vendor shall be at liberty (Without being obliged to tender an Assurance) to resell the Subject Property, with or without notice to the Purchaser, either by public auction or private treaty. In the event of the Vendor re-selling the Subject Property within one year after the Closing Date (or within one year computed from the expiration of any period by which the closing may have been extended pursuant to Condition 40) the deficiency (if any) arising on such re-sale and all costs and expenses attending the same or on any attempted re-sale shall (without prejudice to such damages to which the Vendor shall otherwise be entitled) be made good to the Vendor by the Purchaser, who shall be allowed credit against same for the deposit so forfeited. Any increase in price obtained by the Vendor on any re-sale, whenever effected, shall belong to the Vendor.

(b)	A Solicitor acting on any such direction as is referred to in Condition 41(a) shall have no further obligations as stakeholder or otherwise in respect of such deposit to the Vendor or to the Purchaser PROVIDED that he shall have given to the Purchaser notice of the receipt by him of the said direction and the Purchaser shall not within twenty one days of the giving of such notice have instituted and served proceedings disputing the rights alleged by the Vendor to forfeit the deposit.
DAMAGES FOR DEFAULT

42.	(a)	Neither the Vendor nor the Purchaser, in whose favour an order for specific performance has been made, shall be precluded from an award of damages at law or in equity, in the event of such order not being complied with.

	(b)	Notwithstanding any rule of law to the contrary failure on the part of the Vendor to show title to the Subject Property in accordance with the Conditions shall not per se preclude the making of an award for damages to the Purchaser for loss of bargain or otherwise in relation to the Sale.
43.	Subject as hereinafter provided, the Vendor shall be liable for any loss or damage howsoever occasioned (other than by the Purchaser or his Agent) to the Subject Property (and the Purchased Chattels) between the Date of Sale and the actual completion of the Sale BUT any such liability (including liability for consequential or resulting loss) shall not as to the amount thereof exceed the Purchase Price.

44.	The liability imposed on the Vendor by Condition 43 shall not apply:
(a)	to inconsequential damage or insubstantial deterioration from reasonable wear and tear in the course of normal occupation and use, and not materially affecting value

(b)	to damage occasioned by operations reasonably undertaken by the Vendor in his removal from, and vacation of the Subject Property, provided that the same are so undertaken with reasonable care

(c)	where any such loss or damage has resulted from a requirement restriction or obligation imposed by a Competent Authority after the Date of Sale.
45.	Nothing in Conditions 43 and 44 shall affect:
(a)	the Purchaser’s right to specific performance in an appropriate case

(b)	the Purchaser’s right to rescind or repudiate the Sale upon the Vendor’s failure to deliver the Subject Property substantially in its condition at the Date of Sale (save where such failure shall have been occasioned by the Purchaser or his Agent)

(c)	the operation of the doctrine of conversion

(d)	the Purchaser’s right to gains accruing to the Subject Property (or the Purchased Chattels) after the Date of Sale

(e)	the Purchaser’s right to effect on or after the Date of Sale his own insurance against loss or damage in respect of the Subject Property or any part of the same (or the Purchased Chattels)

(f)	the rights and liabilities of parties other than the Vendor and the Purchaser

(g)	the rights and liabilities of the Purchaser on foot of any lease subsisting at the Date of Sale, or of any arrangement whereby the Purchaser shall prior to the actual completion of the Sale have been allowed into occupation of the Subject Property or any part thereof (or into possession of the Purchased Chattels).
CHATTELS
46.	Unless otherwise disclosed to the Purchaser prior to the Sale the Vendor warrants that, at the actual, completion of the Sale, all the Purchased Chattels shall be his unencumbered property and that same shall not be subject to any lease, rental hire, hire-purchase or credit sale agreement or chattel mortgage.
INSPECTION
47.	The Vendor shall accede to all such requests as may be made by the Purchaser for the inspection on a reasonable number of occasions and at reasonable times of the Subject Property (and the Purchased Chattels).
NON-MERGER
48.	Notwithstanding delivery of the Assurance of the Subject Property to the Purchaser on foot of the Sale, all obligations and provisions designed to survive completion of the Sale and all warranties in the Conditions contained, which shall not have been implemented by the said Assurance, and which shall be capable of continuing or taking effect after such completion, shall enure and remain in full force and effect.
NOTICES
49.	Unless otherwise expressly provided, any notice to be given or served on foot of the Conditions shall be in writing, and may (in addition to any other prescribed mode of service) be given:
(a)	by handing same to the intended recipient, and shall be deemed to have been delivered when so handed

(b)	by directing it to the intended recipient, and delivering it by hand, or sending same by prepaid post to:
(i)	such address as shall have been advised by him to the party serving the notice as being that required by the intended recipient for the service of notices,
or
(ii)	(failing such last mentioned advice) the address of the intended recipient as specified in the Memorandum,
or

(iii)	(in the event of the intended recipient being a Company) its Registered Office for the time being,
or
(iv)	the office of the Solicitor representing the intended recipient in relation to the Sale
(c) by facsimile transmission directed to the office of the Solicitor representing the intended recipient in relation to the Sale and any such notice shall be deemed to have been given or served, when delivered, at the time of delivery, and, when posted, at the expiration of three Working Days after the envelope containing the same, and properly addressed, was put in the post and, when sent by facsimile transmission, at the time of its transmission.
TIME LIMITS
50.	Where the last day for taking any step on foot of the Conditions or any Notice served thereunder would, but for this provision, be a day other than a Working Day, such last day shall instead be the next following Working Day provided that for the purpose of this Condition the expression “Working Day” shall not be deemed to include 0) any Saturday, Sunday, Bank or Public Holiday nor (ii) any of the seven days immediately succeeding Christmas Day nor (iii) any day on which the registers or records wherein it shall be appropriate to make searches referable to the Sale shall not be available to the public nor (iv) any day which shall be recognised by the Solicitors’ Profession at large as being a day on which their offices are not open for business.
ARBITRATION
51.	All differences and disputes between the Vendor and the Purchaser as to:
(a)	whether a rent is or is not a rack rent for the purpose of Condition 10 (c), or

(b)	the identification of the Apportionment Date, or the treatment or quantification of any item pursuant to the provisions for apportionment in the Conditions, or

(c)	any issue on foot of Condition 33, including the applicability of said Condition, and the amount of compensation payable thereunder, or

(d)	the materiality of any matter for the purpose of Condition 36 (a), or

(e)	the materiality of damage or any other question involving any of the provisions in Conditions 43,44 and 45, including the amount of compensation (if any) payable, or

(f)	whether any particular item or thing is or is not included in the Sale, or otherwise as to the nature or condition thereof shall be submitted to arbitration by a sole Arbitrator to be appointed (in the absence of agreement between the Vendor and the Purchaser upon such appointment and on the application of either of them) by the President (or other Officer endowed with the functions of such President) for the time being of the Law Society of Ireland or (in the event of the President or other Officer as aforesaid being unable or unwilling to make the appointment) by the next senior Officer of that Society who is so able and willing to make the appointment and such arbitration shall be governed by the Arbitration Acts, 1954 to 1998 provided however that if the Arbitrator shall relinquish his appointment or die, or if it shall become apparent that for any reason he shall be unable or shall have become unfit or unsuited

(whether because of bias or otherwise) to complete his duties, or if he shall be removed from office by Court Order, a substitute may be appointed in his place and in relation to any such appointment the procedures hereinbefore set forth shall be deemed to apply as though the substitution were an appointment de novo which said procedures may be repeated as many times as may be necessary.

Law Society of Ireland
GENERAL CONDITIONS OF SALE
2001 (REVISED) EDITION
Law Society General Conditions of Sale
2001 (Revised) Edition
© Law Society of Ireland